WIRELESS AGE COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEET
Friday, December 31, 2010
(Unaudited)
(Stated in US Dollars)

ASSETS	2010
Current
Marketable securities	831,520
Prepaid expenses	37,789
Investment -deposit	49,760
Total	919,069

Property and equipment	43,031
Due from related parties	2,472,751

Total	3,434,851

LIABILITIES
Current
Bank indebtedness	52,321
Accounts payable and accrued liabilities	837,768
Taxes payable	54,990
Accrued special provision	6,714,880
Due to related parties	797,034
Total	8,456,993

Commitments and contingencies	0

Minority interest	0

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $0.001 par value
2010: 10,000,000 shares authorized, (2010: nil issued and outstanding)	0
Common stock, $0.001 par value
2010: 100,000,000 shares authorized, 65,766,592 shares outstanding	65,767
Additional paid-in capital	16,245,349
Treasury stock	24,352
Accumulated deficit	(21,568,608)
Accumulated other comprehensive income	210,998
Total	(5,022,142)

Total	3,434,851

WIRELESS AGE COMMUNICATIONS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2010
(Unaudited)

(Stated in US Dollars)	2010

Operating expenses
Selling and administrative	873,387
Amortization	22,742
Recovery of note receivable	(9,811)
Loss from operations	(886,318)

Other expenses (income)
Interest expense	77,049
Foreign exchange losses (gain)	8,668
Loss on disposal of investment	724,590
Gain on settlement	(391,298)
Gain on disposal of assets	(41,908)
Interest/penalty - delinquent filings	38,198

Total other expenses (income)	415,299

Earnings (loss) before income taxes	(1,301,617)

Income taxes - deffered and current	0

Earnings per share:
Earnings per share - basic and diluted	(0.020)

Weighted average number of of common shares outstanding:
Basic and diluted	63,566,207

COMPREHENSIVE INCOME (LOSS)

Net income (loss)	(1,301,617)

Other comprehensive income (loss):
Unrealized holdings (loss) gain on marketable securties	1,002,669
Foreign exchange translation gain (loss)	(112,994)

Comprehensive income (loss)	(411,942)